EXHIBIT 16


                           M.A. Shelley International
                a full service certified public accounting firm
                              110 S. Measa Dr. #1
                                 Mesa, AZ 85210
                                 (602) 833-4054
                                 (602) 969-7056



March 24, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

         I was previously the independent auditor for World Wide Stone Corporation. I reported on the years December 31, 1990 through December 31, 1996. In March, 1998 I was notified that my appointment as auditor for the company was terminated. I have read the statement by the company included under
Item 4 of its Form 8-K regarding a change in auditors and I have no disagreement with that statement.


                                             Sincerely,

                                             /s/ Mark Shelley
                                             Mark Shelley CPA
                                             M.A. Shelley International